UNITED STATES
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SCHEDULE 14A

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NorthWestern Corporation
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THE FOLLOWING ARTICLES APPEAR IN NORTHWESTERN CORPORATION’S EMPLOYEE NEWSLETTER THAT WAS DISTRIBUTED TO EMPLOYEES AND RETIREES BEGINNING ON MAY 10, 2006, AND WAS POSTED ON NORTHWESTERN CORPORATION’S INTERNAL INTRANET WEB SITE ON MAY 10, 2006.

NorthWestern’s Future Unfolds

By Mike Hanson, President and CEO

As you all know, on April 25, 2006, the Board of Directors of NorthWestern Corporation announced that the company had reached a definitive agreement with Babcock & Brown Infrastructure Limited (BBI) under which BBI will acquire NorthWestern in an all-cash transaction at $37 per share, valuing the company at $2.2 billion, including the assumption of existing debt.

Based in Sydney, Australia, BBI is a utility infrastructure company listed on the Australian Stock Exchange. It owns, on a long-term basis, utility and other infrastructure companies and assets around the world. BBI owns companies in electricity transmission and distribution, gas transmission and distribution, and transport infrastructure, and has ownership interests in thermal and renewable power generation. BBI’s energy sector managers are utility executives with an average of more than 25 years experience in the electric and gas transmission and distribution business.

Many people have asked us how BBI plans to run this utility from half a world away. The answer is that they won’t. We will continue to operate the utility just as we do today with the existing management team and an emphasis on local operations and local control. BBI has committed to maintaining existing employee and customer service levels. Additionally, NorthWestern will have access to BBI’s capital base and experience with the development of new transmission, wind power and coal projects.

Through the evaluation of strategic alternatives, the Board and senior management have worked to balance the interests of all of NorthWestern’s stakeholders – customers, employees, regulators and stockholders. In simple terms, besides maximizing shareholder value, which is our obligation as fiduciaries, the Board was looking to bring stability to this company. That is what we found with BBI.

Obviously, this transaction requires approvals from our shareholders and all of our regulatory agencies. We expect the transaction to be completed in 2007. Upon closing NorthWestern will cease to have publicly traded common stock and will become a locally managed subsidiary of BBI.

Over the coming weeks and months, we will be sharing lots of information related to this sale with all of you and with community leaders, customers, regulators and shareholders. In the meantime, you may assure your friends and neighbors that we will continue to do what we’ve always done – work to improve service, stabilize rates and provide exceptional customer care in Montana, South Dakota and Nebraska.

NorthWestern Answers Questions Related to Transaction Announcement

Editor’s note: Following are several questions and answers related to the recent announcement that the company has reached a definitive agreement with Babcock & Brown Infrastructure (BBI) under which BBI will acquire NorthWestern.

Q: What will this mean for NorthWestern’s culture and strategy?

BBI intends to grow the business and has committed to maintaining existing employee and customer service levels. BBI’s business approach emphasizes local management, local jobs and local growth, including investing in infrastructure replacement, transmission and power production, including renewables. BBI is committed to fund necessary further economic investment in the networks and sees opportunities for in-state growth in transmission and generation. NorthWestern will remain committed to serving its customers and the communities in which it operates. BBI and NorthWestern are committed to maintaining strong relationships with the communities and the regulators in Montana, South Dakota and Nebraska.

Q: Are we keeping the NorthWestern name?

The current intention is NorthWestern will retain its corporate identity.

Q: Who will run the combined business?

Mike Hanson will remain CEO of NorthWestern and Steven Boulton (BBI’s CEO based in Australia) will become Chairman. BBI is committed to retaining the NorthWestern management team currently in place.

Q: Where will NorthWestern be incorporated and domiciled? Will NorthWestern's existing headquarters be closed?

Following completion, NorthWestern will become a wholly owned U.S.-managed subsidiary of BBI incorporated in Delaware. The current intention is for NorthWestern to retain its corporate identity and its corporate headquarters in Sioux Falls.

Q: What will happen to jobs? Will there be layoffs?

BBI has committed to maintaining existing employee and customer service levels. There are no layoffs planned as a result of the transaction and we believe that this transaction creates more opportunities for NorthWestern’s employees. This acquisition is primarily about growth, not cutting expenses. BBI is committed to investing in necessary system upgrades and will commit additional capital to NorthWestern for economic transmission and power generation opportunities.

Q: Will any operations close as a result of this transaction?

No, BBI is looking to retain the structure and grow the business locally. BBI sees opportunities for in-state growth in transmission and generation.

Q: What is BBI’s future growth plan?

BBI has committed to funding NorthWestern’s current business plan, including the recommendations of the Liberty Audit. BBI intends on making additional capital available to NorthWestern to pursue economic transmission and generation opportunities.

Q: How will this affect employee benefits/compensation/pensions/401K?

BBI is committed to employment stability and retaining the current structure.

Q: Will rates increase/decrease as a result?

BBI will work with the NorthWestern management to continue the focus on improving service, stabilizing rates and providing exceptional customer care. BBI has committed to maintaining existing employee and customer service levels.

Q: Will service quality change as a result?

BBI will work with the NorthWestern management to continue the focus on improving service, stabilizing rates and providing exceptional customer care. BBI is also committed to continuing NorthWestern’s current customer and community programs.

Q: How to find out more about the transaction?

You will be able to find all public information about the transaction on NorthWestern’s Web site as it becomes available.

Special Note Regarding Forward-Looking Statements

This newsletter contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties.

In addition, we may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our stockholders, regulatory approvals or to satisfy other customary closing conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or publicly update any forward-looking statements for any reason.

Important Legal Information

In connection with the proposed transaction, Northwestern Corporation will file a proxy statement with the SEC. Before making any voting or investment decision, investors and security holders of Northwestern Corporation are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Northwestern Corporation in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Northwestern Corporation at the SEC’s Web site at http://www.sec.gov or by making a request to Northwestern Corporation, 125 South Dakota Avenue. Sioux Falls, SD 57104, Attention: Dan Rausch, Director of Investor Relations, telephone: (605) 978-2902.

Northwestern Corporation, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Northwestern Corporation stockholders in connection with the proposed transaction. Information about the interests of Northwestern Corporation’s participants in the solicitation is set forth in Northwestern Corporation’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC and in the proxy statement relating to the transaction when it becomes available.